                                   EXHIBIT 4.4

                       THIRD AMENDMENT TO CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of May 2, 2003 is entered into by and among AIRGAS, INC., a Delaware corporation ("Airgas" and also a "Borrower"), AIRGAS CANADA INC., a Canada corporation, and RED-D-ARC LIMITED, an Ontario corporation, (each a "Canadian Borrower" and together with Airgas, the "Borrowers"), the Guarantors signatory hereto, the Lenders signatory hereto, BANK OF AMERICA, N. A., as administrative agent for the Lenders (in such capacity, the "U.S. Agent"), CANADIAN IMPERIAL BANK OF COMMERCE, as Canadian administrative agent for the Lenders (in such capacity, the "Canadian Agent"), FLEET NATIONAL BANK, as Syndication Agent, and THE BANK OF NEW YORK, as Documentation Agent.

                                    RECITALS

         A. The Borrowers, the Guarantors, the Lenders and the Agents are party to that certain Tenth Amended and Restated Credit Agreement dated as of July 30, 2001, as previously amended pursuant to that certain First Amendment to Credit Agreement dated as of December 31, 2001 and that certain Waiver and Second Amendment to Credit Agreement dated as of August 20, 2002 (as so previously amended, the "Existing Credit Agreement").

         B. The Credit Parties have requested that the Required Lenders amend the Existing Credit Agreement as provided herein.

         C. The Required Lenders have agreed to amend the Existing Credit Agreement on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

                                     PART I
                                   DEFINITIONS

         SUBPART 1.1       Certain Definitions. Unless otherwise defined herein
or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

                  "Amended Credit Agreement" means the Existing Credit Agreement as amended hereby.

                  "Third Amendment Effective Date" is defined in Subpart 3.1.

         SUBPART 1.2       Other Definitions. Unless otherwise defined herein or
the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

                                     PART II
                     AMENDMENTS TO EXISTING CREDIT AGREEMENT

         Effective on (and subject to the occurrence of) the Third Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II.

         SUBPART 2.1       Amendments to Section 1.1. Section 1.1 of the
Existing Credit Agreement is hereby amended in the following respects:

                  (a) The following definitions appearing in Section 1.1 of the Existing Credit Agreement are hereby amended in their entireties to read as follows:

                           "Acquisition", by any Consolidated Party, means the
                  acquisition (whether or not involving a merger or consolidation) by such Consolidated Party, of (i) to the extent not constituting a Consolidated Capital Expenditure, all or a majority of the Capital Stock or all or substantially all of the Property or a line of business or division of another Person or (ii) all of the remaining Capital Stock of National Welders not then owned by Airgas and/or its Restricted Subsidiaries.

                           "Additional Commitment" means, with respect to any
                  Person which executes a New Commitment Agreement in accordance with Section 4.4(d), the commitment of such Lender in an aggregate principal amount up to the amount specified in such New Commitment Agreement (i) to (A) make Revolving U.S. Loans in accordance with the provisions of Section 2.1(a), (B) purchase participation interests in U.S. Letters of Credit in accordance with the provisions of Section 2.3(c), and (C) purchase participation interests in the U.S. Swingline Loans in accordance with the provisions of Section 2.4(b)(iii), (ii) to (A) make Revolving Canadian Loans in accordance with the provisions of Section 3.1(a), (B) purchase participation interests in Canadian Letters of Credit in accordance with the provisions of Section 3.3(c) and (C) accept Bankers' Acceptances in accordance with the provisions of Section 3.4, and/or (iii) to make U.S. Term Loans in accordance with the provisions of Section 2.5(a).

                           "Consolidated Capital Expenditures" means, for any
                  period, all capital expenditures of the Consolidated Parties on a consolidated basis during such period, as determined in accordance with GAAP; provided, however, that Consolidated Capital Expenditures shall not include (i) capital expenditures constituting Eligible Reinvestments made with the proceeds of any Asset Disposition or (ii) Acquisitions.

                           "Consolidated Parties" means a collective reference
                  to each of Airgas and its Restricted Subsidiaries.

                           "Medium Term Notes" means (i) any one of the notes
                  issued by Airgas in favor of the Medium Term Noteholders pursuant to the Medium Term Note Indenture, as such Medium Term Notes may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof and (ii) any instrument evidencing Indebtedness incurred pursuant to Section 8.1(l).

                           "Medium Term Note Indenture" means a collective
                  reference to (i) that certain Indenture dated as of August 1, 1996, among Airgas and The Bank of New York as Trustee, as such Medium Term Note Indenture may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof and (ii) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(l).

                           "Restricted Subsidiary" means (i) any wholly-owned
                  Subsidiary of Airgas (other than the Receivables Subsidiary) and (ii) any other Subsidiary of Airgas that, at the option of Airgas, executes a Joinder Agreement in accordance with
                  Section 7.12.

                           "Subsidiary" means, as to any Person, (a) any
                  corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time. For purposes of clarification only, the parties hereto hereby acknowledge and agree that, notwithstanding the fact that National Welders may be required, in accordance with GAAP, to be consolidated (on the consolidation basis) with Airgas, the term "Subsidiary" as used in this Agreement shall not include National Welders unless and until such time as National Welders would constitute a "Subsidiary" within the meaning of the immediately preceding sentence.

                           "U.S. Term Loan Commitment" means, with respect to
                  each U.S. Term Lender, the commitment of such U.S. Term Lender to make U.S. Term Loans in accordance with Section 2.5(a) in an aggregate principal amount equal to the amount specified in the U.S. Term Loan Commitment Agreement or New Commitment Agreement executed by such U.S. Term Lender.

                           "U.S. Term Loan Committed Amount" means the sum of
                  (i) the aggregate principal amount of commitments (not to exceed $100,000,000) received and consented to by the U.S. Agent from one or more lenders acceptable to the U.S. Agent and Airgas, pursuant to executed U.S. Term Loan Commitment

                  Agreements and (ii) any increase in the amount determined pursuant to clause (i) effectuated pursuant to Section 4.4(d).

                           "U.S. Term Loan Percentage" means, for any U.S. Term
                  Lender, the percentage obtained by dividing (i) the principal amount of the U.S. Term Loan Commitment of such U.S. Term Lender by (ii) the U.S. Term Loan Committed Amount, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 2.5(g) or as the result of an increase in the amount of the U.S. Term Loan Committed Amount pursuant to Section 4.4(d).

                  (b) Clause (xiii) of the definition of "Permitted Liens" appearing in Section 1.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                           "Permitted Liens" means:

                                     *******

                           (xiii) during the 180-day period immediately succeeding the first date as of which National Welders becomes a Restricted Subsidiary, if ever, the National Welders Liens;

                  (c)      The following new definitions are hereby added to
         Section 1.1 of the Existing Credit Agreement in appropriate alphabetical order:

                           "Consolidated Free Cash Flow" means, as of any
                  Calculation Date for the four-quarter period then ended, net cash provided by operating activities of the Consolidated Parties (adjusted, without duplication, consistent with the definitions of Consolidated Net Income and Consolidated EBITDA and excluding the impact of a Securitization Transaction) minus Consolidated Capital Expenditures, all as determined in accordance with GAAP.

                           "Eligible Consideration" means, in respect of any
                  Acquisition, consideration paid by any of the Consolidated Parties for the Capital Stock or Property being acquired, including cash and non-cash consideration and any assumption of Indebtedness, but excluding consideration consisting of (i) any Capital Stock of Airgas issued to the seller of such Capital Stock or Property or (ii) the proceeds of any Equity Issuance by Airgas consummated subsequent to the Closing Date.

                           "Third Amendment" means the Third Amendment to Credit
                  Agreement dated as of May 2, 2003 by and among the Borrowers, the Guarantors, the Lenders party thereto and the Agents.

                           "Third Amendment Effective Date" shall have the
                  meaning assigned to such term in Subpart 3.1 of Third
                  Amendment.

         SUBPART 2.2       Amendments to Section 2.5. Subsections (a) and (d) of
Section 2.5 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                  2.5      U.S. TERM LOAN.

                  (a) U.S. Term Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein each U.S. Term Lender severally agrees to make available to Airgas on the Willow Acquisition Date (or on the effective date of any increase in the U.S. Term Loan Committed Amount pursuant to Section 4.4(d), as applicable) such U.S. Term Lender's U.S. Term Loan Percentage of a term loan in U.S. Dollars (the "U.S. Term Loan") in the aggregate principal amount equal to the U.S. Term Loan Committed Amount. The U.S. Term Loan may consist of U.S. Base Rate Loans or Eurodollar Loans, or a combination thereof, as Airgas may request; provided, however, that no more than five (5) Eurodollar Loans which are U.S. Term Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Amounts repaid on the U.S. Term Loan may not be reborrowed.

                                     *******

                  (d) Repayment of U.S. Term Loan. Airgas promises to pay the outstanding principal amount of the U.S. Term Loan in eighteen (18) consecutive quarterly installments as follows (as such installments may hereafter be adjusted as a result of prepayments made pursuant to
         Section 4.3 or as the result of an increase in the amount of the U.S. Term Loan Committed Amount pursuant to Section 4.4(d)), unless accelerated sooner pursuant to Section 9.2:

                                 U.S. TERM
                          LOAN PRINCIPAL AMORTIZATION
    PRINCIPAL                 PAYMENT DUE ON THE
  AMORTIZATION              CORRESPONDING PRINCIPAL
  PAYMENT DATES            AMORTIZATION PAYMENT DATE
-----------------------------------------------------
June 30, 2002 and
September 30, 2002                     2.50%
-----------------------------------------------------
 December 31, 2002,
  March 31, 2003,
June 30, 2003 and
September 30, 2003                     3.75%
-----------------------------------------------------
December 31, 2003,
  March 31, 2004,
June 30, 2004 and
September 30, 2004                     5.00%
-----------------------------------------------------
December 31, 2004,
  March 31, 2005,
June 30, 2005 and
September 30, 2005                     6.25%
-----------------------------------------------------
December 31, 2005,
 March 31, 2006,
  June 30, 2006                        8.75%
-----------------------------------------------------
 Termination Date                   Unpaid Balance

         SUBPART 2.3     Amendments to Section 4.4. Subsections (d) and (e) of
Section 4.4 of the Existing Credit Agreement are hereby amended in their entireties to read as follows:

                 4.4 TERMINATION AND REDUCTION OF COMMITMENTS; INCREASE OF COMMITMENTS.

                                     *******

                  (d) Increase in Commitments. Following the Third Amendment Effective Date, the Borrowers shall have the right, upon at least fifteen (15) Business Days' prior written notice to the U.S. Agent, to increase the Revolving U.S. Committed Amount, the Revolving Canadian Committed Amount and/or the U.S. Term Loan Committed Amount by the U.S. Dollar Amount (or the Canadian Dollar Equivalent) of up to U.S.$150,000,000 in the aggregate for all such increases, in one or more increases, at any time and from time to time, subject, however, in any such case, to satisfaction of the following conditions precedent:

                           (i) no Default or Event of Default has occurred and is continuing on the date on which such increase is to become effective;

                           (ii) the representations and warranties set forth in Section 6 of this Credit Agreement shall be true and correct in all material respects on and as of the date on which such increase is to become effective;

                           (iii) such increase shall be (A) in respect of any increase in the Revolving U.S. Committed Amount or the U.S. Term Loan Committed Amount, an integral multiple of U.S.$1,000,000 and shall in no event be less than U.S.$5,000,000 and (B) in respect of any increase in the Revolving Canadian Committed Amount, an integral multiple of the Canadian Dollar Equivalent of U.S.$1,000,000 and shall in no event be less than the Canadian Dollar Equivalent of U.S.$5,000,000;

                           (iv) such requested increase shall be effective on such date only to the extent that, on or before such date,
                  (A) the U.S. Agent shall have received and accepted a corresponding amount of Additional Commitment(s) pursuant to a commitment letter(s) acceptable to the U.S. Agent from one or more lenders acceptable to the U.S. Agent and, with respect to any lender that is not at such time a Lender hereunder, Airgas and (B) each such lender shall have executed an agreement in the form of Schedule 4.4 hereto (each such agreement a "New Commitment Agreement"), accepted in writing therein by the U.S. Agent and, with respect to any lender that is not at such time a Lender hereunder, Airgas, with respect to the Additional Commitment of such lender; and

                           (v) the U.S. Agent shall have received all documents (including resolutions of the board of directors of Airgas and opinions of counsel to the applicable Borrower(s)) it may reasonably request relating to the corporate or other necessary authority for and the validity of such increase in the Revolving U.S. Committed Amount, the Revolving Canadian Committed Amount and/or the U.S. Term Loan Committed Amount, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the U.S. Agent; and

                           (vi) if the reallocation, if any, of outstanding
                  Loans among the Lenders in connection with such increase results in the prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, Airgas shall have paid to each affected Lender such amounts, if any, as may be required pursuant to Section 4.11.

                  (e) Upon the effectiveness of the increase in the Revolving U.S. Committed Amount, the Revolving Canadian Committed Amount and/or the U.S. Term Loan Committed Amount, as applicable, pursuant to subsection (d), (i) the U.S. Commitment Percentage or the Canadian Commitment Percentage, as applicable, of each Lender shall be automatically adjusted to give effect to such increase, provided that the amount of each Lender's Revolving U.S. Commitment and Revolving Canadian Commitment (other than a

         Lender whose Revolving U.S. Commitment or Revolving Canadian Commitment shall have been increased in connection with such increase) shall remain unchanged, (ii) the Borrowers, the Agents and the Lenders will use all commercially reasonable efforts to assign and assume outstanding Loans of the affected category to conform the respective amounts thereof held by each Lender to the respective U.S. Commitment Percentage or the Canadian Commitment Percentage, as applicable, as so adjusted, it being understood that the parties hereto shall use commercially reasonable efforts to avoid prepayment or assignment of any affected Loan that is a Eurodollar Loan on a day other than the last day of the Interest Period applicable thereto and (iii) in the case of an increase in the U.S. Term Loan Committed Amount, beginning with the Principal Amortization Payment Date next succeeding the date of such increase, the amount of each Principal Amortization Payment on the U.S. Term Loans shall be increased by the minimum amount that, when allocated ratably (based on outstandings) among all of the Lenders holding U.S. Term Loans immediately after giving effect to such increase in the U.S. Term Loan Committed Amount, would provide (assuming all other things to be equal) for each of the Lenders holding U.S. Term Loans immediately prior to giving effect to such increase in the U.S. Term Loan Committed Amount to receive in connection with such Principal Amortization Payment an amount at least equal to the amount that such Lender would have received had such increase in the U.S. Term Loan Committed Amount (and the corresponding adjustment to such Principal Amortization Payment pursuant to this Section 4.4(e)) not taken place.

         SUBPART 2.4       Amendments to Section 7.1. Subsection (c) of Section
7.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                  7.1      INFORMATION COVENANTS.

                  The Credit Parties will furnish, or cause to be furnished, to each of the Agents and each of the Lenders:

                                     *******

                  (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of an Executive Officer of Airgas substantially in the form of Schedule 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.10 by calculation thereof as of the end of each such fiscal period, (ii) including a description of adjustments to Consolidated EBITDA (of the type described in clause (H) of the definition thereof) attributable to the Willow Acquisition,
         (iii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Party proposes to take with respect thereto and (iv) if the Consolidated Total Leverage Ratio as of the end of the applicable fiscal period exceeds 3.0 to 1.0, including calculations of (A) Consolidated Free Cash Flow for the four fiscal quarter period then ended and (B) all Restricted Payments declared or made by the Consolidated Parties during the four fiscal quarter period then ended.

         SUBPART 2.5       Amendments to Section 8.1. Section 8.1 of the
Existing Credit Agreement is hereby amended in its entirety to read as follows:

                  8.1      INDEBTEDNESS.

                  The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

                           (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                           (b) Indebtedness of Airgas and its Subsidiaries set forth in Schedule 8.1 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness);

                           (c) purchase money Indebtedness and obligations under Capital Leases or Synthetic Leases hereafter incurred by any of the Consolidated Parties or assumed or acquired by any of the Consolidated Parties in connection with a Permitted Investment; provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $25,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and
                  (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                           (d) Acquisition Indebtedness; provided that (i) the total of all such Indebtedness for all such Persons taken together plus the aggregate outstanding principal amount of all Indebtedness incurred pursuant to subsection (c) above, shall not exceed an aggregate principal amount of $50,000,000 at any one time outstanding; (ii) such Indebtedness was not created in anticipation of the related Permitted Acquisition; and (iii) unless otherwise permitted by this Section 8.1, no such Indebtedness shall be refinanced;

                           (e) obligations of the Borrowers in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

                           (f) intercompany Indebtedness and Guaranty Obligations permitted under Section 8.5;

                           (g)      Subordinated Debt;

                           (h)      the Permitted Receivables Financing;

                           (i) (1) Permitted Unsecured Indebtedness to the extent such Indebtedness is backed or guaranteed by a U.S. Letter of Credit or a Canadian Letter of Credit and (2) other Permitted Unsecured Indebtedness in an aggregate principal amount not to exceed $25,000,000;

                           (j) Indebtedness in respect of performance, bid and surety bonds and completion guarantees provided by Airgas or any of its Subsidiaries in the ordinary course of business;

                           (k) during the 180-day period immediately succeeding the first date as of which National Welders becomes a Restricted Subsidiary, if ever, Indebtedness of National Welders outstanding as of such date; and

                           (l) other unsecured Indebtedness of Airgas issued on terms substantially the same as the terms contained in the Medium Term Indenture, as in effect on the Closing Date, provided that the aggregate outstanding principal amount of all such Indebtedness shall not to exceed $200,000,000.

         SUBPART 2.6       Amendments to Section 8.4. Subsection (b) of Section
8.4 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                  8.4      CONSOLIDATION, MERGER, AMALGAMATION OR SALE.

                                     *******

                  (b) The Credit Parties will not permit any Consolidated Party to make any Asset Disposition other than an Excluded Asset Disposition unless (i) except with respect to an Involuntary Disposition, the consideration paid in connection therewith (A) shall, except to the extent constituting an Asset Exchange, be at least 75% cash or Cash Equivalents and (B) shall be in an amount not less than the fair market value of the Property disposed of, (ii) the aggregate net book value of the Property disposed of by all Consolidated Parties shall not exceed (A) $50,000,000 for all such transactions other than Involuntary Dispositions during any fiscal year, and (B) $100,000,000 for all such transactions other than Involuntary Dispositions after the Closing Date, (iii) the consideration received for any Property disposed of in any such transaction other than an Involuntary Disposition shall not be less than the fair market value of such Property, (iv) each such transaction other than an Involuntary Disposition involving Property having a net book value of U.S.$5,000,000 or more shall be on an arms-length basis with a wholly independent third party, (v) if the net book value of the Property subject to such Asset Disposition exceeds $15,000,000, no later than five (5) Business Days prior to such Asset Disposition, Airgas shall have delivered to the U.S. Agent (A) a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, Airgas would be in compliance with the financial covenants set forth in Sections 7.10(a) - (c) and (B) a certificate of an Executive Officer of Airgas specifying the anticipated date of such Asset Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Asset Disposition, and
         (vi) to the extent required by Section 4.3(b)(iii), Airgas shall, within the Application Period, apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to
         (A) make Eligible Reinvestments or (B) prepay the Loans (and cash collateralize U.S. LOC Obligations and Canadian LOC Obligations) in accordance with the terms of Section 4.3(b)(iii). Notwithstanding anything to the contrary contained in this Credit Agreement, no Credit Party shall permit any Consolidated Party to engage in or be a party to any Securitization Transaction other than the Permitted Receivables Financing.

         SUBPART 2.7       Amendments to Section 8.5. Section 8.5 of the
Existing Credit Agreement is hereby amended in its entirety to read as follows:

                  8.5      INVESTMENTS.

                  The Credit Parties will not permit any Consolidated Party to make any Investments, except for:

                           (a) Investments consisting of cash and Cash Equivalents;

                           (b)      Investments consisting of accounts
                  receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                           (c) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors;

                           (d) Investments existing as of the Closing Date and set forth in Schedule 8.5;

                           (e) Investments consisting of advances or loans to directors, officers, employees, agents, customers or suppliers that do not exceed $5,000,000 in the aggregate at any one time outstanding;

                           (f)      Investments in any U.S. Credit Party;

                           (g) Investments by any Canadian Subsidiary in any Canadian Credit Party;

                           (h) any Eligible Reinvestment of the proceeds of any Asset Disposition as contemplated by Section 8.4(b)(v), provided that prior to a Full Collateralization Date, this subsection (h) shall not apply to limit Investments made with the proceeds of an Asset Disposition;

                           (i) (i) the Willow Acquisition and (ii) after the first to occur of (x) the date, if any, that the Willow Purchase Agreement is terminated in accordance with Section 15 thereof and (y) April 1, 2002, other Investments consisting of an Acquisition by Airgas or any Subsidiary of Airgas, provided that (A) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the same or a similar or ancillary line of business as Airgas and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (B) to the extent applicable, the U.S. Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.13,
                  (C) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (D) Airgas shall have delivered to the U.S. Agent (1) a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, Airgas would be in compliance with the financial covenants set forth in Sections 7.10(a) - (c) and (2) if the EBITDA for the four fiscal quarter period ending prior to the date of such Acquisition attributable to the Person or Property acquired in such Acquisition exceeds $10,000,000, a consolidated balance sheet and income statement of such Person or Property, together with related consolidated statements of operations and retained earnings and of cash flows for such four fiscal quarter period with respect to such Person or Property which have been prepared in accordance with GAAP and reviewed by an independent certified public accountant of recognized national standing reasonably acceptable to the U.S. Agent, (E) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date and (F) the Eligible Consideration paid by the Consolidated Parties for such Acquisition, taken together with the Eligible Consideration paid by the Consolidated Parties for all Acquisitions previously consummated during the then current fiscal year and the amount of all Investments (excluding any Investments made with Capital Stock of Airgas or the proceeds of any Equity Issuance by Airgas consummated subsequent to the Closing Date) made by the Consolidated Parties pursuant to Section 8.5(l) during the then current fiscal year, shall not exceed, after giving effect to such Acquisition, (1) if the Consolidated Total Leverage Ratio as of the most recent fiscal quarter end preceding the date of such Acquisition with respect to which the U.S. Agent has received the Required Financial Information is 4.0 to 1.0 or greater, $12,500,000, or (2) if the
                  Consolidated Total Leverage Ratio as of the most recent fiscal quarter end preceding the date of such Acquisition with respect to which the U.S. Agent has received the Required Financial Information is less than 4.0 to 1.0, (A) $150,000,000, if the Applicable Percentage is based on "Pricing Level I", "Pricing Level II", "Pricing Level III" or "Pricing Level IV" at the time of such Acquisition or (B) $50,000,000, if the Applicable Percentage is based on "Pricing Level V" or "Pricing Level VI" at the time of such Acquisition.

                           (j) Investments (other than Acquisitions) consisting of non-cash consideration received by a Consolidated Party in connection with any Asset Disposition permitted by Section 8.4(b);

                           (k) Investments by any Credit Party in the Receivables Subsidiary made as part of the Permitted Receivables Financing;

                           (l)      to the extent not constituting an
                  Acquisition, additional Investments in the Capital Stock of National Welders; or

                           (m)      other Investments not constituting
                  Restricted Payments and not listed above in an aggregate amount not to exceed $10,000,000.

         SUBPART 2.8       Amendments to Section 8.6. Section 8.6 of the
Existing Credit Agreement is hereby amended in its entirety to read as follows:

                  8.6      RESTRICTED PAYMENTS.

                  The Credit Parties will not permit any Consolidated Party to directly or indirectly declare, order, make or set apart any sum for or pay any Restricted Payment, except (i) to make dividends payable solely in the same class of Capital Stock of such Person, (ii) to make dividends or other distributions payable to a Credit Party (directly or indirectly through Subsidiaries of a Credit Party), (iii) as permitted by Section 8.7 and (iv) other Restricted Payments so long as (a) no Default or Event of Default shall have occurred and be continuing at the time of any such Restricted Payment or shall result upon giving effect thereto and (b) either (1) at the time of any such Restricted Payment, the Consolidated Total Leverage Ratio for each of the two fiscal quarters most recently ended for which Airgas has delivered the Required Financial Information does not exceed 3.0 to 1.0 or (2) the aggregate amount of such Restricted Payments does not exceed during any period of four consecutive fiscal quarters of the Consolidated Parties the lesser of (x) $17.5 million and (y) 20% of Consolidated Free Cash Flow for such period. For purposes of the foregoing, (i) on any calculation date for purposes of this Section 8.6 occurring on or before June 30, 2003, the amount of Restricted Payments made after the Third Amendment Effective Date and on or before such calculation date shall be deemed to be the actual amount of such Restricted Payment multiplied by 4, (ii) on any calculation date for purposes of this
         Section 8.6 occurring after June 30, 2003 and on or before September 30, 2003, the amount of Restricted Payments made after the Third Amendment Effective Date and on or before such calculation date shall be deemed to be the actual amount of such Restricted Payment multiplied by 2 and (iii) on any calculation date for purposes of this Section 8.6 occurring after September 30, 2003 and on or before December 31, 2003, the amount of Restricted Payments made after the Third Amendment Effective Date and on or before such calculation date shall be deemed to be the actual amount of such Restricted Payment multiplied by 1.333.

         SUBPART 2.9       Amendments to Section 8.9. Section 8.9 of the
Existing Credit Agreement is hereby amended in its entirety to read as follows:

                  8.9      LIMITATION ON RESTRICTED ACTIONS.

                  The Credit Parties will not permit any Consolidated Party to directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) make Restricted Payments, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its Property to any Credit Party, or (e) act as a Credit Party and pledge its assets (other than Excluded Property) pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above and, solely with respect to the Medium Term Notes and the Medium Term Indenture, clause (e) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) any Junior Financing Documentation, provided that the encumbrances and restrictions relating to any Consolidated Party in such document or instrument are no more restrictive than the corresponding encumbrances and restrictions contained in the Subordinated Note Indenture and the Subordinated Notes, in each case as in effect as of the Closing Date,
         (iii) applicable law, (iv) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (v) the Medium Term Indenture, as in effect as of the Closing Date, and any document or instrument governing Indebtedness incurred pursuant to Section 8.1(l),
         (vi) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien,
         (vii) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.4(b) pending the consummation of such sale or (viii) customary restrictions and conditions contained in leases and other contracts restricting the assignment thereof.

         SUBPART 2.10      Amendments to Section 8.11. Section 8.11 of the
Existing Credit Agreement is hereby amended in its entirety to read as follows:

                  8.11     NO FURTHER NEGATIVE PLEDGES.

                  The Credit Parties will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the existence of any Lien upon any of its Property in favor of the U.S. Agent or the Collateral Agent (in each case, for the benefit of the Lenders) for the purpose of securing the Credit Party Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Credit Party Obligations, except (a) in connection with any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (b) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien and (c) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.4(b), pending the consummation of such sale, (d) the Medium Term Indenture, as in effect as of the Closing Date, and any document or instrument governing Indebtedness incurred pursuant to Section 8.1(l), and (e) customary restrictions and conditions contained in leases and other contracts restricting the assignment thereof.

         SUBPART 2.11      Deletion of Section 8.13. Section 8.13 of the
Existing Credit Agreement is hereby deleted in its entirety.

         SUBPART 2.12      Replacement of Schedule 4.4. Schedule 4.4 to the
Existing Credit Agreement is hereby deleted in its entirety and a new Schedule
4.4 in the form of Schedule 4.4 attached hereto is substituted therefor.

         SUBPART 2.13      Replacement of Schedule 7.1(c). Schedule 7.1(c) to
the Existing Credit Agreement is hereby deleted in its entirety and a new
Schedule 7.1(c) in the form of Schedule 7.1(c) attached hereto is substituted therefor.

                                    PART III
                           CONDITIONS TO EFFECTIVENESS

         This Amendment shall be and become effective as of the date hereof (the "Third Amendment Effective Date") provided that all of the conditions set forth in this Part III shall have been satisfied on or prior to such date.

         SUBPART 3.1       Execution of Counterparts of Amendment. The U.S Agent
shall have received counterparts of this Amendment on or before May 2, 2003, which collectively shall have been duly executed on behalf of each of the Borrowers, the Guarantors and the Required Lenders.

         SUBPART 3.2       Corporate Documents. The U.S Agent shall have
received the following:

                  (i) Resolutions. Copies of resolutions of the Board of Directors of each Credit Party approving and adopting this Amendment, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Third Amendment Effective Date.

                  (ii) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to Airgas certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation and the state of the chief executive office and principal place of business.

                  (iii) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Third Amendment Effective Date.

         SUBPART 3.3       Opinion of Counsel. The U.S. Agent shall have
received a legal opinion of Cravath, Swaine & Moore LLP dated as of the Third Amendment Effective Date and in form and substance reasonably satisfactory to the U.S. Agent.

         SUBPART 3.4       Amendment Fee. For the account of each Lender
approving this Amendment on before 5:00 p.m., Charlotte, North Carolina time, on May 1, 2003, the U.S. Agent shall have received an amendment fee equal to 10 basis points on the amount equal to the sum of (i) such Lender's Commitments plus (ii) the outstanding U.S. Term Loans held by such Lender.

         SUBPART 3.5      Representations and Warranties. The representations
and warranties made by the Credit Parties pursuant to Subpart 4.2 shall be true and correct as of the Third Amendment Effective Date.

                                     PART IV
                                  MISCELLANEOUS

         SUBPART 4.1       Construction. This Amendment is a Credit Document
executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Amended Credit Agreement.

         SUBPART 4.2       Representations and Warranties. Each Credit Party
hereby represents and warrants that (i) each Credit Party that is party to this
Amendment: (a) has the requisite corporate power and authority to execute, deliver and perform this Amendment, as applicable and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Amendment, (ii) the representations and warranties contained in
Section 6 of the Amended Credit Agreement are true and correct in all material respects on and as of the date hereof upon giving effect to this Amendment as though made on and as of such date (except for those which expressly relate to an earlier date) and (iii) no Default or Event of Default exists under the Existing Credit Agreement on and as of the date hereof upon giving effect to this Amendment.

         SUBPART 4.3       Acknowledgment. The Guarantors acknowledge and
consent to all of the terms and conditions of this Amendment and agree that this Amendment does not operate to reduce or discharge the Guarantors' obligations under the Amended Credit Agreement or the other Credit Documents. The Guarantors further acknowledge and agree that the Guarantors have no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of the Guarantors' obligations thereunder or if the Guarantors did have any such claims, counterclaims, offsets or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Lenders' execution and delivery of this Amendment.

         SUBPART 4.4       Counterparts. This Amendment may be executed by the
parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SUBPART 4.5       Binding Effect. This Amendment, the Amended Credit
Agreement and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. Except as expressly modified and amended in this Amendment, all the terms, provisions and conditions of the Credit Documents shall remain unchanged and shall continue in full force and effect.

         SUBPART 4.6       GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SUBPART 4.7       Severability. If any provision of this Amendment is
determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

                                  SCHEDULE 4.4

                                     FORM OF
                            NEW COMMITMENT AGREEMENT

         Reference is made to the Tenth Amended and Restated Credit Agreement dated as of July 30, 2001 (as amended, modified, extended or restated from time to time, the "Credit Agreement") by and among Airgas, Inc., a Delaware corporation ("Airgas"), the other Credit Parties party thereto, the Lenders party thereto, the Guarantors party thereto, Bank of America, N.A., as U.S. Agent and Canadian Imperial Bank of Commerce, as Canadian Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

         1. Effective as of the Effective Date set forth below, the undersigned Lender hereby confirms its Additional Commitment, in an aggregate principal amount of up to the amount specified below to [(i) make Revolving U.S. Loans in accordance with the provisions of Section 2.1(a) of the Credit Agreement, (ii) purchase participation interests in U.S. Letters of Credit in accordance with the provisions of Section 2.3(c) of the Credit Agreement and
(iii) to purchase participation interests in the U.S. Swingline Loans in accordance with the provisions of Section 2.4(b)(iii) of the Credit Agreement]* [(i) make Revolving Canadian Loans in accordance with the provisions of Section 3.1(a) of the Credit Agreement, (ii) purchase participation interests in Canadian Letters of Credit in accordance with the provisions of Section 3.3(c) of the Credit Agreement and (iii) issue Bankers' Acceptances in accordance with the provisions of Section 3.4 of the Credit Agreement] [make a U.S. Term Loan on the Effective Date in accordance with the provisions of Section 2.5(a) of the Credit Agreement]***. If the undersigned Lender is already a Lender under the Credit Agreement, such Lender acknowledges and agrees that such Additional Commitment is in addition to any existing Commitment of such Lender under the Credit Agreement. If the undersigned Lender is not already a Lender under the Credit Agreement, such Lender hereby acknowledges, agrees and confirms that, by its execution of this New Commitment Agreement, such Lender will, as of the Effective Date, be a party to the Credit Agreement and be bound by the provisions of the Credit Agreement and, to the extent of its Commitment, have the rights and obligations of a Lender thereunder.

         2. This New Commitment Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Amount of Additional Commitment                ______________________

Effective Date of Additional Commitment        ________________, 20__

*To be used if the New Commitment being provided is a Revolving U.S. Commitment

**To be used if the New Commitment being provided is a Revolving Canadian Commitment

***To be used if the New Commitment being provided is a U.S. Term Loan
Commitment

The terms set forth above
are hereby agreed to:

[Lender]

By:___________________________
Title:

CONSENTED TO (as required by the Credit Agreement):

BANK OF AMERICA, N.A.,
as U.S. Agent                               [AIRGAS, INC.]

By:____________________________             By:____________________________
Title:                                      Title:

                                 SCHEDULE 7.1(c)

                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE

        For the fiscal quarter ended _________________, 20___.

         I, ______________________, [Title] of Airgas, Inc. ("Airgas") hereby certify that, to the best of my knowledge and belief, with respect to that certain Tenth Amended and Restated Credit Agreement dated as of July 30, 2001 (as amended, modified, extended or restated from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among Airgas, the Canadian Borrowers, the Lenders party thereto, the Guarantors party thereto, Bank of America, N.A., as U.S. Agent and Canadian Imperial Bank of Commerce, as Canadian Agent:

         a. The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP (subject to Section
                  1.3 of the Credit Agreement) applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments.

         b. Since ___________ (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred and is continuing under the Credit Agreement; and

Delivered herewith are detailed calculations demonstrating (i) compliance by the Consolidated Parties with the financial covenants contained in Section 7.10 of the Credit Agreement as of the end of the fiscal period referred to above and
(ii) if the Consolidated Total Leverage Ratio as of the end of the fiscal period referred to above exceeds 3.0 to 1.0, (A) the amount of Consolidated Free Cash Flow for the four fiscal quarter period ending as of the end of such fiscal period and (B) the amount of all Restricted Payments declared or made by the Consolidated Parties during the four fiscal quarter period ending as of the end of such fiscal period.

        This ______ day of ___________, 20__.

                                               AIRGAS, INC.

                                               Name:___________________________

                                               Title:__________________________

                       Attachment to Officer's Certificate

                       COMPUTATION OF FINANCIAL COVENANTS

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:                                  AIRGAS, INC.

                                            By: /s/ Joseph C. Sullivan
                                                ----------------------
                                            Name: Joseph C. Sullivan
                                            Title: Vice President

                                            AIRGAS CANADA INC.

                                            By: /s/ Robert M. McLaughlin
                                                ------------------------
                                            Name: Robert M. McLaughlin
                                            Title: Vice President

                                            RED-D-ARC LIMITED

                                            By: /s/ Robert M. McLaughlin
                                                ------------------------
                                            Name: Robert M. McLaughlin
                                            Title: Vice President

U.S.GUARANTORS:                             AIRGAS-EAST, INC.
                                            AIRGAS-GREAT LAKES, INC.
                                            AIRGAS-MID AMERICA, INC.
                                            AIRGAS-NORTH CENTRAL, INC.
                                            AIRGAS-SOUTH, INC.
                                            AIRGAS-GULF STATES, INC.
                                            AIRGAS-INTERMOUNTAIN, INC.
                                            AIRGAS-MID SOUTH, INC.
                                            AIRGAS-NORPAC, INC.
                                            AIRGAS-NORTHERN CALIFORNIA &
                                              NEVADA, INC.
                                            AIRGAS-SOUTHWEST, INC.
                                            AIRGAS-WEST, INC.
                                            AIRGAS-SAFETY, INC.
                                            RUTLAND TOOL & SUPPLY CO., INC.
                                            AIRGAS CARBONIC, INC.
                                            AIRGAS SPECIALTY GASES, INC.
                                            NITROUS OXIDE CORP.
                                            PURITAN MEDICAL PRODUCTS, INC.
                                            RED-D-ARC, INC.
                                            AIRGAS DATA, LLC

                                            By: /s/ Robert M. McLaughlin
                                                ------------------------
                                            Name: Robert M. McLaughlin
                                            Title: Vice President

                                            ATNL, INC.

                                            By: /s/ Connie S. Linhart
                                                ---------------------
                                            Name: Connie S. Linhart
                                            Title: President

CANADIAN SUBSIDIARY
GUARANTORS:                                 AIRGAS INTERNATIONAL, INC.
                                            AIRGAS, S.A. DE C.V.

                                            By: /s/ Joseph C. Sullivan
                                                ----------------------
                                            Name: Joseph C. Sullivan
                                            Title: Vice President

U.S. AGENT:                                 BANK OF AMERICA, N.A.,
                                            as US Agent

                                            By: /s/ Donald J. Chin
                                                ------------------
                                            Name: Donald J. Chin
                                            Title: Managing Director

U.S. LENDERS:                 BANK OF AMERICA, N.A.

                              By: /s/ Donald J. Chin
                                  -------------------
                              Name: Donald J. Chin
                              Title: Managing Director

                              BANCA NAZIONALE DEL LAVARO S.P.A
                              NEW YORK BRANCH

                              By: /s/ Frederic W. Hall
                                  --------------------
                              Name: Frederic W. Hall
                              Title: Vice President

                              By: /s/ Leonardo Valentini
                                  ----------------------
                              Name: Leonardo Valentini
                              Title: First Vice President

                              THE BANK OF NEW YORK

                              By: /s/ David S. Csatari
                                  --------------------
                              Name: David S. Csatari
                              Title: Vice President

                              BANK OF TOYKO-MITSUBISHI TRUST COMPANY

                              By: /s/ P. Shah
                                  -----------
                              Name: P. Shah
                              Title: Vice President

                              CIBC INC.

                              By: /s/ Lindsay Gordon
                                  ------------------
                              Name: Lindsay Gordon
                              Title: Executive Director

                              JP MORGAN CHASE BANK

                              By: /s/ Lee Brennan
                                  ---------------
                              Name: Lee Brennan
                              Title: Vice President

                              WACHOVIA BANK, NATIONAL ASSOCIATION

                              By: /s/ Barbara Van Meerten
                                  -----------------------
                              Name: Barbara Van Meerten
                              Title: Director

                              PNC BANK, NATIONAL ASSOCIATION

                              By: /s/ Frank A. Pugliese
                                  ---------------------
                              Name: Frank A. Pugliese
                              Title: Vice President

                              FLEET NATIONAL BANK

                              By: /s/ Marwan Isbaih
                                  -----------------
                              Name: Marwan Isbaih
                              Title: Director

                              MELLON BANK, N.A.

                              By: /s/ William M. Feathers
                                  -----------------------
                              Name: William M. Feathers
                              Title: Vice President

                              NATIONAL CITY BANK

                              By: /s/ Thomas J. McDonnell
                                  -----------------------
                              Name: Thomas J. McDonnell
                              Title: Senior Vice President

                              BANK OF OKLAHOMA, N.A.

                              By: /s/ Pamela J. Amburgy
                                  ---------------------
                              Name: Pamela J. Amburgy
                              Title: Vice President

                              FARMER & MERCHANTS BANK OF CENTRAL
                                CALIFORNIA

                              By: /s/ Ken Smith
                                  -------------
                              Name: Ken Smith
                              Title: Senior Vice President - Credit Admin

                              MERRILL LYNCH BUSINESS FINANCIAL
                              SERVICES INC.

                              By: /s/ Randall R. Meck
                                  -------------------
                              Name: Randall R. Meck
                              Title: Vice President

            AIB DEBT MANAGEMENT LTD.

            By: /s/ John Farrace                By: /s/ Rita Terradista
                ----------------                    -------------------
            Name: John Farrace                  Name: Rita Terradista
            Title: Senior Vice President        Title: Senior Vice President

            JISSEKIKUN FUNDING, LTD.
            SEQUILS-MAGNUM, LTD.
             C/O PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

            By:
            Name:
            Title:

            HARCH CLO I LIMITED
              C/O HARCH CAPITAL MANAGEMENT

            By: /s/ Michael E. Lewitt
                ---------------------
            Name: Michael E. Lewitt
            Title: Authorized Signatory

            LAGUNA FUNDING, LLC

            By: /s/ Ann E. Morris
                -----------------
            Name: Ann E. Morris
            Title: Asst Vice President

            MONUMENT CAPITAL LTC., AS ASSIGNEE

            By: Alliance Capital Management L.P.,
                     as Investment Manager
            By: Alliance Capital Management Corporation,
                     as General Partner

            By: /s/ Joel Serebransky
                --------------------
            Name: Joel Serebransky
            Title: Senior Vice President

            BANK LEUMI USA

            By: /s/ Joung Hee Hong
                ------------------
            Name: Joung Hee Hong
            Title: Vice President

                              OCTAGON INVESTMENT PARTNERS III, LTD.
                              BY: OCTAGON CREDIT INVESTORS, LLC
                                  AS PORTFOLIO MANAGER

                              By: /s/Michael B. Nechamkin
                                  -----------------------
                              Name: Michael B. Nechamkin
                              Title: Portfolio Manager

                              ADDISON CDO, LIMITED (#1279)
                              By: Pacific Investment Management Company LLC,
                                  as its Investment Advisor

                                  By: /s/ Mohan V. Phansalkar
                                      -----------------------
                                          Mohan V. Phansalkar
                                          Executive Vice President

                              JISSEKIKUN FUNDING, LTD. (#1288)
                              By: Pacific Investment Management Company LLC,
                                  as its Investment Advisor

                                  By: /s/ Mohan V. Phansalkar
                                      -----------------------
                                          Mohan V. Phansalkar
                                          Executive Vice President

                              SEQUILS-MAGNUM, LTD. (1280)
                              By: Pacific Investment Management Company LLC,
                                  as its Investment Advisor

                                  By: /s/ Mohan V. Phansalkar
                                      -----------------------
                                          Mohan V. Phansalkar
                                          Executive Vice President

                              WRIGLEY CDO, LTD. (#1285)
                              By: Pacific Investment Management Company LLC,
                                  as its Investment Advisor

                                  By: /s/ Mohan V. Phansalkar
                                  ---------------------------
                                          Mohan V. Phansalkar
                                          Executive Vice President

CANADIAN AGENT:               CANADIAN IMPERIAL BANK OF COMMERCE

                              By: /s/ Lindsay Gordon
                                  ------------------
                              Name: Lindsay Gordon
                              Title: Executive Director

                              By:
                              Name:
                              Title:

CANADIAN LENDERS:             CANADIAN IMPERIAL BANK OF COMMERCE

                              By: /s/ Lindsay Gordon
                                  ------------------
                              Name: Lindsay Gordon
                              Title: Executive Director

                              BANK OF AMERICA, N.A.
                              (CANADA BRANCH)

                              By: /s/ Medina Sales de Andrade
                                  ---------------------------
                              Name: Medina Sales de Andrade
                              Title: Assistant Vice-President

                              MELLON BANK, N.A., CANADA BRANCH

                              By: /s/ Wendy B. H. Bocti
                                  ---------------------
                              Name: Wendy B. H. Bocti
                              Title: Principal Officer